Exhibit 99.1

Possis Medical, Inc., to Announce Fiscal 2007 Fourth-Quarter and
              Full-Year Financial Results on September 19


    MINNEAPOLIS--(BUSINESS WIRE)--Sept. 12, 2007--Possis Medical, Inc. (NASDAQ:POSS) will release its fiscal 2007 fourth-quarter and full-year financial results on Wednesday, September 19, 2007, at 7 a.m. (CT). The earnings release will include summary financial information for Possis' fourth-quarter and full fiscal year. The company's fiscal year runs from August 1 to July 31.

    Possis also will hold a shareholder conference call on Wednesday, September 19, 2007, beginning at 9:30 a.m. (CT). Management will review its financial and operating results, and discuss its future outlook. To join the conference call, dial 1-888-889-7567 (international 1-517-645-6377) and give the password "conference." A replay of the conference call will be available one hour after the call ends through 11:59 P.M. (CT) on September 21, 2007. To access the replay, dial 1-800-388-1293 (international 1-203-369-3116).

    For individual investors, a webcast of the conference call will be available at www.possis.com under the "Investors" tab, or at www.fulldisclosure.com. Institutional investors can access the webcast through a password-protected site at www.streetevents.com. An archived webcast of Possis' conference call will be available for 30 days.

    Possis Medical, Inc., develops, manufactures and markets pioneering medical devices for the large and growing cardiovascular and vascular treatment markets. The Company's AngioJet System is the world's leading mechanical thrombectomy system with FDA approval to remove thrombus from coronary arteries, coronary bypass grafts, peripheral arteries and veins, A-V grafts and native fistulas.

    CONTACT: Possis Medical, Inc.
             Jules L. Fisher, 763-450-8011
             Vice President, Finance and
             Chief Financial Officer
             Jules.Fisher@possis.com